1 POWER OF ATTORNEY Know all by these presents, that the undersigned hereby constitutes and appoints each of Felipe Gaspar Oliveira, Cassiano de Mattia Tramontin, Thiago Cubas Ribeiro and Nicholas Morelli Faleiros (and any other employee of AGI Inc. (the “Company”) or one of its affiliates designated in writing by one of the attorneys-in-fact), as the undersigned’s true and lawful attorneys-in-fact to: (1) obtain and maintain credentials, including any Form ID or amended Form ID, to enable the undersigned, directly or indirectly including through a delegated entity, account administrator or other designated filing agent, to submit and file information and documents via the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system or successor EDGAR Next, including identification codes, verification codes, passwords and password management codes, and any related annual certifications or confirmations, and to act as the undersigned’s agent for such purposes; (2) execute for and on behalf of the undersigned, in the undersigned’s capacity as a reporting person pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder of AGI Inc. (the “Company”), Forms 3, 4 and 5, including any amendments thereto, in accordance with Section 16(a) of the Exchange Act; (3) do and perform any and all acts, directly or indirectly including through a delegated entity, account administrator or other designated filing agent, for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission (the “SEC”) and any applicable stock exchange or similar authority; (4) prepare, execute and file, or cause to be prepared, executed and filed, on behalf of the undersigned one or more Forms 144, or any amendments thereto, relating to any sales orders (including in connection with the exercise of options to purchase the Company’s common stock (“common stock”), orally or electronically, to sell shares of common stock to the public from time to time in accordance with Rule 144 under the Securities Act of 1933, as amended; (5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact; and (6) act as an account administrator for the undersigned’s EDGAR account, including: (i) appointing, removing and replacing account administrators, account users, technical administrators and delegated entities; (ii) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) acting as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) performing any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators. The undersigned hereby grants to each such attorney-in-fact full power and authority to act separately and to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution, delegation or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes or delegee or delegees of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act. Docusign Envelope ID: 62D7239B-93E2-4D5B-854E-1793F625B196 2 This Power of Attorney shall remain in full force and effect until the undersigned ceases to be affiliated with the Company and is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney supersedes all other powers of attorney previously executed by the undersigned in respect of the subject matter described herein. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of March 02, 2026. Name: MARCIANO TESTA Signature: Docusign Envelope ID: 62D7239B-93E2-4D5B-854E-1793F625B196 Certificado de Conclusão Identificação de envelope: 62D7239B-93E2-4D5B-854E-1793F625B196 Status: Concluído Assunto: POWER OF ATTORNEY - MARCIANO Envelope fonte: Documentar páginas: 2 Assinaturas: 1 Remetente do envelope: Certificar páginas: 5 Rubrica: 1 Societário Agibank Assinatura guiada: Ativado Selo com EnvelopeId (ID do envelope): Ativado Fuso horário: (UTC-03:00) Brasília Rua Mostardeiro 266 Porto Alegre, 90430-000 societario@agi.com.br Endereço IP: 200.178.209.146 Rastreamento de registros Status: Original 04/03/2026 16:18:21 Portador: Societário Agibank societario@agi.com.br Local: DocuSign Eventos do signatário Assinatura Registro de hora e data Marciano Testa testa@agi.com.br President Nível de segurança: E-mail, Autenticação da conta (Nenhuma) Adoção de assinatura: Estilo pré-selecionado Usando endereço IP: 2a02:26f7:d888:4000:800::3 Assinado com o uso do celular Enviado: 04/03/2026 16:44:32 Reenviado: 04/03/2026 17:07:02 Visualizado: 04/03/2026 17:11:21 Assinado: 04/03/2026 17:11:45 Termos de Assinatura e Registro Eletrônico: Aceito: 03/01/2022 09:03:13 ID: 65cf51cf-dca0-4411-b14b-fd69bd051d35 Eventos do signatário presencial Assinatura Registro de hora e data Eventos de entrega do editor Status Registro de hora e data Evento de entrega do agente Status Registro de hora e data Eventos de entrega intermediários Status Registro de hora e data Eventos de entrega certificados Status Registro de hora e data Eventos de cópia Status Registro de hora e data Nicholas Morelli Faleiros nicholas.faleiros@agi.com.br Nível de segurança: E-mail, Autenticação da conta (Nenhuma) Copiado Enviado: 04/03/2026 16:44:33 Termos de Assinatura e Registro Eletrônico: Aceito: 27/02/2026 17:18:01 ID: 9673a25e-37d8-4502-b3f9-26694e59c93b Eventos com testemunhas Assinatura Registro de hora e data Eventos do tabelião Assinatura Registro de hora e data Eventos de resumo do envelope Status Carimbo de data/hora Envelope enviado Com hash/criptografado 04/03/2026 16:44:33 Entrega certificada Segurança verificada 04/03/2026 17:11:21 Assinatura concluída Segurança verificada 04/03/2026 17:11:45 Concluído Segurança verificada 04/03/2026 17:11:45 Eventos de pagamento Status Carimbo de data/hora Termos de Assinatura e Registro Eletrônico ELECTRONIC RECORD AND SIGNATURE DISCLOSURE From time to time, Banco Agibank S/A (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through the DocuSign system. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to this Electronic Record and Signature Disclosure (ERSD), please confirm your agreement by selecting the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system. Getting paper copies At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print documents we send to you through the DocuSign system during and immediately after the signing session and, if you elect to create a DocuSign account, you may access the documents for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will be charged a $0.00 per-page fee. You may request delivery of such paper copies from us by following the procedure described below. Withdrawing your consent If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below. Consequences of changing your mind If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. Further, you will no longer be able to use the DocuSign system to receive required notices and consents electronically from us or to sign electronically documents from us. All notices and disclosures will be sent to you electronically Termos de Assinatura e Registro Eletrônico criado em: 05/05/2020 09:38:55 Partes concordam em: Marciano Testa, Nicholas Morelli Faleiros Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through the DocuSign system all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us. How to contact Banco Agibank S/A: You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows: To contact us by email send messages to: rogerio.domingues@agibank.com.br To advise Banco Agibank S/A of your new email address To let us know of a change in your email address where we should send notices and disclosures electronically to you, you must send an email message to us at rogerio.domingues@agibank.com.br and in the body of such request you must state: your previous email address, your new email address. We do not require any other information from you to change your email address. If you created a DocuSign account, you may update it with your new email address through your account preferences. To request paper copies from Banco Agibank S/A To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an email to rogerio.domingues@agibank.com.br and in the body of such request you must state your email address, full name, mailing address, and telephone number. We will bill you for any fees at that time, if any. To withdraw your consent with Banco Agibank S/A To inform us that you no longer wish to receive future notices and disclosures in electronic format you may: i. decline to sign a document from within your signing session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may; ii. send us an email to rogerio.domingues@agibank.com.br and in the body of such request you must state your email, full name, mailing address, and telephone number. We do not need any other information from you to withdraw consent.. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process.. Required hardware and software The minimum system requirements for using the DocuSign system may change over time. The current system requirements are found here: https://support.docusign.com/guides/signer-guidesigning- system-requirements. Acknowledging your access and consent to receive and sign documents electronically To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please confirm that you have read this ERSD, and (i) that you are able to print on paper or electronically save this ERSD for your future reference and access; or (ii) that you are able to email this ERSD to an email address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format as described herein, then select the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system. By selecting the check-box next to ‘I agree to use electronic records and signatures’, you confirm that: You can access and read this Electronic Record and Signature Disclosure; and You can print on paper this Electronic Record and Signature Disclosure, or save or send this Electronic Record and Disclosure to a location where you can print it, for future reference and access; and Until or unless you notify Banco Agibank S/A as described above, you consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you by Banco Agibank S/A during the course of your relationship with Banco Agibank S/A.